Exhibit 10.1
FOURTH AMENDMENT TO
MASTER SPONSORED RESEARCH AGREEMENT
This Fourth Amendment, dated as of January 18, 2011 (this “Fourth Amendment”), by and between THE OHIO STATE UNIVERSITY RESEARCH FOUNDATION, on behalf of Ohio State University, a university with a principal place of business at 1960 Kenny Road, Columbus, OH 43210 (“Institution”), and NEUROLOGIX, INC., a Delaware corporation with a principal place of business at One Bridge Plaza, Fort Lee, New Jersey, 07024 (“Sponsor”).
WHEREAS, Institution and Sponsor are parties to that certain Master Sponsored Research Agreement, dated as of May 10, 2006, as amended May 29, 2008, October 29, 2008 and September 24, 2009 (as so amended, the “Agreement”), which provides for certain research and rights relating to the development of gene therapy approaches to neurodegenerative disorders and other fields, as more fully specified in the Agreement;
WHEREAS, the term of the Agreement ended on November 10, 2010; and
WHEREAS, Institution and Sponsor wish to continue and renew the Agreement, effective as of November 10, 2010, to continue for a one-year period ending on November 10, 2011, on the terms and conditions set forth herein.
NOW, THEREFORE, Institution and Sponsor hereby agree as follows:
1. Unless otherwise specifically provided herein, all terms used and capitalized in this Fourth Amendment, but which are not defined herein, shall be deemed to have the respective meanings set forth in the Agreement.
2. Section 1.1 of the Agreement is hereby amended by deleting the first sentence and replacing it with the following:
“Sponsor shall pay Institution a total of One Hundred Sixty-Six Thousand and Six Hundred Sixty-Six Dollars ($166,666) (the “Fee”) for the period commencing November 10, 2010 and ending on November 10, 2011 (such period, the “Fourth Renewal Term”) in accordance with Article 6 hereof.”
3. Section 6.1 of the Agreement is hereby amended by deleting the entire section in its entirety and replacing it with the following:
“6.1 Sponsor shall pay the Fee to Institution for the Fourth Renewal Term in two (2) equal installments of Eighty-Three Thousand Three Hundred and Thirty-Three Dollars U.S. ($83,333), with the first payment due on January 18, 2011 and the remaining payment due six (6) months thereafter.”
4. Section 7 of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

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“7. Term and Research Period
This Agreement shall continue in effect from November 10, 2010 through November 10, 2011, unless sooner terminated in accordance with the provisions of Section 8 of this Agreement.”
5. Section 9.4 of the Agreement is hereby amended by deleting the last sentence and replacing it with the following:
“Institution shall also send a copy of any notice it sends to Sponsor or Principal Investigator to Sponsor’s counsel, David B. Hertzog, Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166.”
6. Section 9.12 of the Agreement is hereby amended by deleting the rest of the text following the phrase “With a copy sent to:” and replacing it with the following:

“	David B. Hertzog
Winston & Strawn LLP
200 Park Avenue
New York, NY 10166”
7. Except as amended hereby, the Agreement, and the terms and provisions thereof, shall remain in full force and effect.
8. This Fourth Amendment shall not be effective until executed by the parties hereto and may be executed in several counterparts, each of which will constitute an original instrument and all of which will together constitute one and the same instrument. This Fourth Amendment may be executed by the delivery of copies of the signatures of the parties hereto by facsimile or electronic exchange.
9. This Fourth Amendment shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of Ohio, without regard to such State’s conflicts or choice of laws provisions.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the day and year first above written.

THE OHIO STATE UNIVERSITY RESEARCH FOUNDATION
By:	/s/ Kristy A. Baker
Name:	Kristy A. Baker, CRA
Title:	Director, Office for Business & Industry Contracts

NEUROLOGIX, INC.
By:	/s/ Clark A. Johnson
Name:	Clark A. Johnson
Title:	President and Chief Executive Officer

By:	/s/ Marc L. Panoff
Name:	Marc L. Panoff
Title:	Chief Financial Officer, Treasurer and Secretary